                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        RIBOZYME PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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Notes:

                         RIBOZYME PHARMACEUTICALS, INC.
                             2950 Wilderness Place
                            Boulder, Colorado  80301



To our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of Ribozyme Pharmaceuticals, Inc. (the "Company") to be held on the 22nd day of May 1998 at 8:00 a.m., local time, at the principal offices of the Company, 2950 Wilderness Place, Boulder, Colorado. Your Notice of Annual Meeting, Proxy Statement and Proxy are enclosed, as is the Company's 1997 Annual Report, which includes the Company's financial statements.

     At the Annual Meeting, you will be asked to elect six directors and to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 1998. The Board of Directors has approved the proposals described in the Proxy Statement and recommends that you vote "FOR" each proposal.

     Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we ask that you return your completed Proxy, using the envelope provided, as soon as possible and in any case no later than 3:00 p.m. on Thursday, May 21, 1998.

     Thank you for your continued support.

                                 Very truly yours,

                                 RIBOZYME PHARMACEUTICALS, INC.

                                 /s/ RALPH E. CHRISTOFFERSEN

                                 Dr. Ralph E. Christoffersen
                                 President and CEO



Date: April 28, 1998

                         RIBOZYME PHARMACEUTICALS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 22, 1998



TO OUR SHAREHOLDERS:

     Notice is hereby given that pursuant to the call of its Board of Directors, the Annual Meeting of Shareholders of Ribozyme Pharmaceuticals, Inc., a Delaware corporation ("RPI" or the "Company"), will be held on Friday, May 22, 1998, at 8:00 a.m., local time, at 2950 Wilderness Place, Boulder, Colorado, for the following purposes:

(1) To elect six (6) directors of the Company to hold office until the next Annual Meeting of Shareholders or until their respective successors shall be elected and qualified.

(2) To ratify the selection of Ernst & Young LLP as the Company's independent auditors for 1998.

(3) To transact such other business as may be properly presented at the meeting.

    The names of the Board of Directors' nominees for directors of the Company are set forth in the accompanying Proxy Statement.

    Only shareholders of record at the close of business on April 15, 1998, will be entitled to vote at the meeting. To be sure that your shares are represented at the meeting, you are urged to vote, sign, date and promptly return the enclosed Proxy in the envelope provided. You may revoke your Proxy at any time prior to the time it is voted.

                                 By Order of the Board of Directors

                                 /s/ LAWRENCE E. BULLOCK

                                 Lawrence E. Bullock, Secretary
Date:  April 28, 1998
       Boulder, Colorado

       IMPORTANT - PLEASE MAIL YOUR PROXY PROMPTLY. IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE MEETING, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE SO THAT IT WILL BE RECEIVED NO LATER THAN 3:00 P.M., MAY 21, 1998. SHARES OF COMPANY STOCK REPRESENTED BY PROXIES WHICH ARE RETURNED UNMARKED WILL BE VOTED IN FAVOR OF THE NOMINEES AND THE RATIFICATION OF THE INDEPENDENT AUDITORS AND, IN THE DISCRETION OF MANAGEMENT, UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED AT THE MEETING.

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 22, 1998


                              GENERAL INFORMATION



     This Proxy Statement is furnished in connection with the solicitation of Proxies by management under the direction of the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company to be held May 22, 1998. Only shareholders of record as of April 15, 1998, will be entitled to notice of, and to vote at, the Annual Meeting. Each share is entitled to one vote on the matters to be voted on at the Annual Meeting. As of April 15, 1997, 8,609,623 shares of Company Stock were outstanding held of record by 170 shareholders.

     The cost of soliciting Proxies will be borne by the Company. In addition to use of the mail, Proxies may be solicited personally or by telephone or facsimile by directors and officers who will not be specially compensated for such solicitation. The Company has engaged American Stock Transfer & Trust Company, the Company's transfer agent, to solicit Proxies held by brokers and nominees. Brokerage firms and other custodians, nominees and fiduciaries will be requested to forward these soliciting materials to their principals and the Company will, upon request, reimburse them for the reasonable expenses of doing so. The Company's transfer books will remain open between the record date and meeting date.

     This Proxy Statement and enclosed Proxy were first mailed to the Company's shareholders on or about April 28, 1998.

     Your Proxy is important in helping to achieve good representation at the meeting. Any shareholder giving a Proxy has the right to revoke it at any time before it is exercised; therefore, execution of the Proxy will not in any way affect the shareholder's right to attend the meeting in person. Revocation may be made prior to the meeting by written revocation or duly executed Proxy bearing a later date sent to the Company, Attention: Lawrence E. Bullock, Secretary, 2950 Wilderness Place, Boulder, Colorado 80301; or a Proxy may be revoked personally at the Annual Meeting by written notice to the Secretary at the Annual Meeting prior to the voting of the Proxy. In the absence of specific instructions to the contrary, shares represented by properly executed Proxies received by management, including unmarked Proxies, will be voted to elect the nominees to the Board described herein and to ratify the selection of Ernst & Young LLP as the Company's independent auditors for 1998. If a broker indicates on the Proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, these shares will not be considered as present and entitled to vote with respect to that matter.

     The holders of a majority of the outstanding Company Stock, present in person or by Proxy, are required for a quorum at the meeting. Cumulative voting is not permitted. If a quorum is present at the meeting, the simple majority vote of shares voting is required for election of the six directors and ratification of the Company's independent auditors.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of March 31, 1998, there were 8,609,623 shares of Company Stock outstanding, par value $.01, held of record by 170 shareholders. The following table sets forth information with respect to the beneficial ownership of Company Stock as of March 31, 1998, by (i) each person known by the Company to own beneficially more than 5 percent of the outstanding Company Stock, (ii) each current director and named executive officer of the Company, and (iii) all executive officers and directors of the Company as a group. Except as otherwise indicated, each of the persons named below has sole voting and investment power with respect to the Company Stock owned by them. Shares of Company Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days of March 31, 1998, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity.

Name and Address of                       Amount and Nature of      Percentage of
Shareholder                               Beneficial Ownership   Shares Outstanding
----------------------------------------  ---------------------  -------------------

Chiron Corporation                             1,063,868                 11.8%
  4560 Horton Street
 Emeryville, California  94608

International Biotechnology Trust plc          1,012,633                 11.8
 c/o Rothschild Asset Management, Ltd.
 Five Arrows House
 St. Swithin's Lane
 London EC4N 8NR England

Ralph E. Christoffersen, Ph.D.                   173,494 (1)              2.0
Jeremy L. Curnock Cook                         1,017,633 (2)             11.8
Anthony B. Evnin, Ph.D.                          320,773 (3)              3.7
Charles M. Hartman                               256,917 (4)              3.0
David T. Morgenthaler                            377,874 (5)              4.4
Anders P. Wiklund                                  8,022 (6)               *
Lawrence E. Bullock                               25,911 (7)               *
Alene Holzman                                      6,932 (8)               *
Thomas H. Rossing, M.D.                               --                   --
Nassim Usman, Ph.D.                               33,802 (9)               *

Executive officers and directors
as a group (10 persons)                        2,221,358 (10)           25.3 %
--------------------------

*    Less than 1 percent.
(1) Includes 3,333 shares of Company Stock owned by Dr. Christoffersen's daughter in which Dr. Christoffersen disclaims beneficial ownership. Amount also includes options to purchase 81,332 shares of Company Stock exercisable within 60 days of March 31, 1998.
(2) Includes 1,012,633 shares held by the International Biotechnology Trust plc, for which Rothschild Asset Management, Ltd. ("Rothschild") acts as investment advisor. Mr. Cook is a director of Rothschild but disclaims beneficial ownership of such shares. Amount also includes options to purchase 5,000 shares of Company Stock exercisable within 60 days of March 31, 1998.
(3) Includes 218,022 shares held by Venrock Associates and 97,751 shares held by Venrock Associates II, L.P. (together "Venrock"). Mr. Evnin is a general partner of Venrock and disclaims beneficial ownership of such shares except to the extent of his general partnership interests therein. Amount also includes options to purchase 5,000 shares of Company Stock exercisable within 60 days of March 31, 1998.

(4) Includes 206,732 shares held by CW R&D Fund II, L.P. and 45,185 shares held by CW Ventures II, L.P. Mr. Hartman is a general partner of CW Partners II, L.P. and CW Partners III, L.P., the general partners, respectively, of these entities. Mr. Hartman disclaims beneficial ownership of the shares held by these partnerships except to the extent of his general partnership interests therein. Amount also includes options to purchase 5,000 shares of Company Stock exercisable within 60 days of March 31, 1998.
(5) Includes 362,874 shares held by Morgenthaler Venture Partners III and 10,000 shares held by Morgenthaler Family Partnership, both partnerships of which Mr. Morgenthaler is a general partner. Mr. Morgenthaler disclaims beneficial ownership of such shares except to the extent of his general partnership interests therein. Amount also includes options to purchase 5,000 shares of Company Stock exercisable within 60 days of March 31, 1998.
(6) Includes options to purchase 8,022 shares of Company Stock exercisable within 60 days of March 31, 1998.
(7) Includes options to purchase 20,978 shares of Company Stock exercisable within 60 days of March 31, 1998.
(8) Includes options to purchase 6,000 shares of Company Stock exercisable within 60 days of March 31, 1998.
(9) Includes 170 shares of Company Stock and options to purchase 2,188 shares of Company Stock within 60 days of March 31, 1998 by Dr. Usman's spouse in which Dr. Usman disclaims beneficial ownership. The amount shown also includes options to purchase 29,824 shares of Company Stock exercisable within 60 days of March 31, 1998.
(10) Includes options to purchase 168,344 shares of Company Stock exercisable within 60 days of March 31, 1998.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES

     In accordance with the Company's Bylaws, six directors will be elected to the Board of Directors to serve until the 1999 Annual Meeting of Shareholders or until his successor has been duly elected and qualified. The Proxies will be voted, unless authority to do so is withheld, in favor of the six nominees recommended by the Board. Each nominee, except Mr. Ichikawa, is currently a member of the Board of Directors of the Company. The Board has no reason to anticipate that any nominee will decline or be unable to serve as a director.
In the event any nominee does decline or is unable to serve, Proxies may be voted for the election of a substitute nominee or the Board may reduce the number of directors to be elected. Certain information regarding each nominee is set forth below.

     DAVID T. MORGENTHALER, age 78, has served as a director of RPI since February 1992 and was elected Chairman of the Board in December 1995. Mr. Morgenthaler was a founder of, and has been Managing Partner of Morgenthaler Ventures, a private venture capital firm, since 1968. He has been a director of a substantial number of public and private companies. Mr. Morgenthaler received his M.S. degree from the Massachusetts Institute of Technology.

     RALPH E. CHRISTOFFERSEN, PH.D., age 60, has served as Chief Executive Officer, President and director of RPI since June 1992. Prior to joining the Company, Dr. Christoffersen was Senior Vice President and Director of U.S. Research at SmithKline Beecham Pharmaceuticals from 1989 to June 1992, and prior to that, held senior management positions in research at The Upjohn Company from 1983 to 1989. Prior to joining The Upjohn Company, Dr. Christoffersen served as a Professor of Chemistry and Vice Chancellor for Academic Affairs at the University of Kansas, and as President of Colorado State University. He received his Ph.D. in physical chemistry from Indiana University.

     JEREMY L. CURNOCK COOK, age 48, has served as a director of RPI since July 1995. Mr. Cook is a director of Rothschild Asset Management and has been responsible for the Rothschild Bioscience Unit since 1987. Mr. Cook founded the International Biochemicals Group in 1975 which he subsequently sold to Royal Dutch Shell in 1985, remaining as Managing Director until 1987. He is also a director of the International Biotechnology Trust, Creative BioMolecules Inc., Targeted Genetics Inc., Cantab Pharmaceuticals plc, and Biocompatibles International plc. Mr. Cook holds an M.A. in Natural Sciences from Trinity College Dublin.

     ANTHONY B. EVNIN, PH.D., age 56, has served as a director of RPI since February 1992. Dr. Evnin has been a General Partner of Venrock Associates, a venture capital partnership, since 1975. He is also a director of AxyS Pharmaceutical Corporation, Centocor, Inc., Opta Food Ingredients, Inc., and Triangle Pharmaceuticals, Incorporated. Dr. Evnin received his Ph.D. from the Massachusetts Institute of Technology.

     DAVID ICHIKAWA, age 45, will be elected to his first term as a director of RPI at the 1998 Annual Shareholder meeting. Mr. Ichikawa has been employed at Chiron Corporation since September 1994 and is currently Vice President of Finance and Operations of Chiron Technologies. He has also held management positions at Boehringer Mannhiem Corporation and Chiron (Cetus) Corporation. Mr. Ichikawa received his M.B.A. from the University of California at Berkeley.

     ANDERS P. WIKLUND, age 57, has served as a director of RPI since August 1994. Mr. Wiklund has been with Biacore Holdings Inc., since January 1997, where he is Senior Vice President. Previously, from 1967 through 1996, Mr. Wiklund served in numerous executive positions for the Kabi and Pharmacia group of companies, including President and CEO of Kabi Vitrum Inc., and Kabi Pharmacia, Incorporated. Mr. Wiklund is also a director of Trega Bioscience, Inc., Medivir, A.B., InSite Vision, Inc., and Vascular Therapeutics, Incorporated.
Mr. Wiklund graduated from the Pharmaceutical Institute in Stockholm, where he received a Master of Pharmacy degree.

     The Board of Directors recommends a vote FOR THE ELECTION OF THE SIX
                                              ---
NOMINEES FOR DIRECTOR NAMED ABOVE.

     CHARLES M. HARTMAN has served as a director of RPI since February 1992 and will not be standing for re-election in 1998. He currently serves as Chairman of the Compensation Committee. He has been a General Partner of CW Group, a venture capital partnership, since 1983. From 1965 to 1983 Mr. Hartman held a number of positions with Johnson & Johnson. He is a director of Geron Corporation and SUGEN, Inc.

     The officers of the Company hold office until their successors are appointed by the Board of Directors (see "Executives and Executive Compensation"). There are no arrangements or understandings between any of the directors or nominees listed above or the officers, or any other persons, pursuant to which any of the above directors have been selected as directors, or officers have been selected as officers. In 1997 the Company provided Directors and Officers Liability Insurance in the aggregate amount of $5.0 million.

BOARD COMMITTEES AND MEETINGS

     In 1997 there were four meetings of the Board of Directors of the Company. All directors attended 75 percent or more of the Company's Board meetings and meetings of Board committees on which they served. The Board of the Company has no standing nominating committee. Nominees for the Board of Directors are determined by the entire Board.

     The Company's Executive Committee, consisting of Drs. Christoffersen and Evnin and Mr. Morgenthaler (Chairman), manages and operates the Company in the ordinary course of business. The Board retains its power to issue shares of stock, oversee secured debt financing and lease transactions, declare dividends and adopt certificates of ownership and merger. The Executive Committee met six times in 1997.

     The Company's Compensation Committee, consisting of Messrs. Hartman (Chairman), Morgenthaler and Wiklund, met three times in 1997. The Compensation Committee reviews and recommends for Board approval grants of options pursuant to the Company's 1996 Stock Option Plan (the "Plan"), makes policy decisions concerning salaries and incentive compensation for employees and consultants of the Company and reviews and recommends for Board approval compensation for executive officers (see "Report by the Compensation Committee on Executive Compensation" and "Executives and Executive Compensation--1996 Stock Option Plan").

     The Company's Audit Committee, consisting of Dr. Evnin (Chairman) and Messrs. Cook and Wiklund, met one time in 1997. The Audit Committee makes recommendations to the Board regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by the Company's independent auditors, and reviews and evaluates the Company's audit and control functions.

DIRECTOR COMPENSATION

     FEES. As of March 1998, Directors of the Company who are not salaried officers or employees may receive a fee of $1,000 per day for each Board or Committee meeting attended and $500 per day for participation in a telephonic meeting of the Board or a Board Committee (see "Board Committees and Meetings"). In 1997, Board members, except for Mr. Wiklund, received no compensation for service on the Board or Board Committees. Mr. Wiklund received $1,000 for each Board meeting attended. Directors may also be reimbursed for certain expenses in connection with attendance at Board and Committee meetings.

     STOCK OPTIONS. Nonemployee directors may also receive stock options for 5,000 shares of Company Stock annually under the Plan. In 1997, each director who was not a salaried officer or employee was granted an option to purchase 5,000 shares of Company Stock on May 22, 1997 pursuant to the Plan. The options vest after one year of service. In addition, Mr. Wiklund received an option to purchase 4,444 shares of Company Stock in 1994, of which 1,111 vested immediately in June 1994 and 3,333 vested in increments of 20% over five years starting in 1995.


EXECUTIVES AND EXECUTIVE COMPENSATION

     Certain information regarding the Company's executive officers is set forth below.

     RALPH E. CHRISTOFFERSEN, PH.D. is discussed in "PROPOSAL 1-ELECTION OF DIRECTORS--Directors and Nominees."

     LAWRENCE E. BULLOCK, age 42, has served as Vice President of Administration and Finance, Chief Financial Officer and Secretary, since January 1996. Prior to joining RPI, Mr. Bullock was Chief Financial Officer, Director of Finance and Administration and Secretary of La Jolla Pharmaceutical Company, a biopharmaceutical company, from December 1990 to January 1996. Mr. Bullock received his M.B.A. from the University of Utah.

     ALENE A. HOLZMAN, age 41, has served as Vice President of Business Development and General Manager of Target Validation and Discovery Business since April 1997. Prior to joining the Company, Ms. Holzman was Vice President of ChemTrak Corporation, a medical technology firm, from January 1990 to March 1997 where she was responsible for Finance, Business Development and Marketing and Sales. From 1987 to 1990, she was Vice President of CytoSciences, Inc., a biomedical company and from 1981 to 1987 she was Vice President of Marketing and Sales for Hana Biologics, Inc. (now Cell Genesys Corporation), a publicly held biotechnology firm. Ms. Holzman received her M.B.A. from the University of California at Berkeley.

     THOMAS H. ROSSING, M.D., age 48, has served as Vice President of Product Development since July 1997. Prior to joining the Company, Dr. Rossing was Vice President of Clinical Development and Regulatory Affairs at Gene Medicine, Inc. from July 1996 to July 1997. Prior to that, Dr. Rossing was Director of International Respiratory Clinical Research at Glaxo Wellcome from March 1993 to July 1996, Director of Clinical Pharmacology and Worldwide Regulatory Liaison at Merck Research Laboratories and a staff physician at Brigham and Women's Hospital in Boston, Massachusetts. He received his M.D. degree from Harvard University.

     NASSIM USMAN, PH.D., age 38, has served as Vice President of Research of RPI since May 1996. From April 1994 until May 1996 Dr. Usman served as Director of Chemistry and Biochemistry Research at the Company and from September 1992 until April 1994, Dr. Usman served as Senior Scientist in Chemistry and Biochemistry of RPI. Prior to joining RPI, Dr. Usman was a Postdoctoral Fellow and Scientist in the Departments of Biology and Chemistry at the Massachusetts Institute of Technology from January 1987 to September 1992. Dr. Usman received his Ph.D. in chemistry from McGill University.

     The following table sets forth information concerning all compensation received for services rendered in all capacities to the Company for the three years ended December 31, 1997, by Dr. Christoffersen, the Company's CEO and President, and by the four other executive officers of the Company in 1997, Mr. Bullock, Ms. Holzman, Dr. Rossing and Dr. Usman, whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE



                                                                                    LONG TERM COMPENSATION
                                                ANNUAL COMPENSATION               --------------------------
                                     --------------------------------------                       SHARES
                                                                     OTHER        RESTRICTED    UNDERLYING
                                                                    ANNUAL           STOCK        OPTIONS     ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR  SALARY($)  BONUS($)   COMP ($)       AWARDS ($)    GRANTED (#)    COMP ($)
----------------------------------------------------------------------------------------------------------------------
Ralph E. Christoffersen, Ph.D.         1997   269,520         -    70,000(1)              -        129,450       4,744(2)
Chief Executive Officer and            1996   247,248         -    70,000(1)        188,100(3)      97,770     153,910(3)
President                              1995   244,614    50,000    50,000(1)              -              -           -

Lawrence E. Bullock(4)                 1997   136,254    25,000    35,524(5)              -         37,500       4,744(2)
Vice President of Administration       1996   118,433    15,000    24,993(5)              -         66,000
and Finance, CFO and Secretary         1995         -         -         -                 -              -           -

Alene A. Holzman(6)                    1997   108,557    12,500    12,836(7)                        80,000       3,494(2)
Vice President of Business             1996         -         -         -                 -              -           -
Development and General                1995         -         -         -                 -              -           -
Manager of Target Validation
and Discovery Business

Thomas H. Rossing, M.D.(8)             1997   105,859         -    84,008(9)              -        107,500           -
Vice President of Product              1996         -         -         -                 -              -           -
Development                            1995         -         -         -                 -              -           -

Nassim Usman, Ph.D.                    1997   158,004         -    25,397(10)             -         45,000       4,744(2)
Vice President of Research             1996   132,919    25,000    20,499(10)             -         53,892           -
                                       1995   101,652     8,650         -                 -          8,332           -

--------------------------
(1) Amounts include $50,000 in each of years 1995, 1996 and 1997 for forgiveness of a loan made by the Company to Dr. Christoffersen in 1992 related to relocation expenses. In addition, the Company compensated Dr. Christoffersen $20,000 in 1996 and in 1997 to assist him with the tax liability relating to the loan forgiveness (see "Employment Agreements" below).
(2) Company matching contributions made in Company Stock to the RPI 401(k) Salary Reduction Plan.
(3) Amounts relate to a bonus of $342,010 payable $153,910 in cash and $188,100 in shares of Company Stock at the Company's initial public offering price (18,810 shares at an initial public offering price of $10.00 per share) upon closing of the Company's initial public offering in April 1996 (see "Employment Agreements" below).
(4)  Mr. Bullock joined the Company on January 23, 1996.

(5) Amounts include $9,058 and $9,641 in 1996 and 1997, respectively, representing implied interest related to an interest-free loan of $75,000 made by the Company to Mr. Bullock in 1996 relating to relocation expenses. In 1997, amount includes $15,000, grossed-up for tax purposes, for partial forgiveness of the loan made in 1996. In addition, 1997 amount includes $3,000 reimbursed for dependent day care expenses. In 1996, amount also includes $15,935 to reimburse Mr. Bullock for his costs in connection with his relocation from California (see "Employment Agreements" below).
(6)  Ms. Holzman joined the Company on April 1, 1997.
(7) Amount includes implied interest, grossed-up for tax purposes, related to an interest-free loan of $75,000 made to Ms. Holzman in 1997. In addition, amount includes $2,500 reimbursed for dependent day care expenses (see "Employment Agreements" below).
(8)  Dr. Rossing joined the Company on July 28, 1997.
(9) Amount includes $14,901 representing implied interest related to an interest-free loan of $100,000 made by the Company to Dr. Rossing in 1997. Amount also includes $69,107 to reimburse Dr. Rossing for his costs in connection with his relocation from Texas (see "Employment Agreements" below).
(10) In 1997 amount includes $15,000, grossed-up for tax purposes, for partial forgiveness of an interest-free loan of $75,000 made to Dr. Usman in 1996. In 1997 amount also includes $2,496 reimbursed to Dr. Usman for dependent day care expenses. In 1996, amount represents implied interest, grossed-up for tax purposes, related to the loan (see "Employment Agreements" below) .


     EMPLOYMENT AGREEMENTS.    In May 1992 the Company entered into an
Employment Agreement (the "Christoffersen Agreement") with Ralph E. Christoffersen, Ph.D., the Company's President and Chief Executive Officer, which, as amended, currently provides for (i) an annual salary of $285,670, (ii) an annual performance-based cash bonus of up to $80,000, (iii) a performance-based cash bonus of $50,000, received in 1998, (iv) an interest-free loan of $250,000 given in 1992, which as of March 31, 1998 has been forgiven in its entirety, (v) repayment of certain relocation expenses, (vi) the grant of options to acquire 74,444 shares of Company Stock at an exercise price of $0.45 per share, which option vests ratably over five years, (vii) the grant of options to acquire 31,446 shares of Company Stock at an exercise price of $0.45 per share, which options vested upon the Company's completion of certain performance milestones, (viii) the grant of additional options for Company Stock as reflected in the tables contained elsewhere in this Proxy Statement, and (ix) a bonus of $342,010, which was paid in cash and Company Stock upon the completion of the Company's initial public offering in April 1996. The Christoffersen Agreement is subject to termination upon Dr. Christoffersen's death, disability or for cause (as defined in the Christoffersen Agreement). In the event of the termination of Dr. Christoffersen's employment with the Company, he is entitled to receive all accrued salary and benefits up to the time of his termination and, unless he has been terminated for cause, nine months of severance pay at the same monthly rate as in effect at the time of his termination. If termination occurs after January 1, 2000, Dr. Christoffersen shall be paid a lump sum cash payment of up to $27,500.

     In January 1996 the Company entered into an employment agreement with Lawrence E. Bullock, the Company's Vice President of Administration and Finance, Chief Financial Officer and Secretary, which, as amended, currently provides for
(i) an annual salary of $150,800, (ii) an annual performance-based cash bonus of up to $30,160, (iii) a performance-based cash bonus of $25,000 received in 1998,
(iv) a signing bonus of $15,000, (v) the grant of options for Company Stock as reflected in the tables contained elsewhere in this Proxy Statement, and (vi) repayment of certain relocation expenses including an interest-free loan of $75,000, given in 1996, which is forgivable in five equal installments, grossed-up for taxes, as long as Mr. Bullock remains employed by the Company. The loan had an outstanding balance of $45,000 as of March 31, 1998. In the event of Mr. Bullock's termination without cause, he is entitled to six months severance pay at his then current salary.

     In May 1996 the Company entered into an employment agreement with Nassim Usman, Ph.D., the Vice President of Research, which, as amended, currently provides for (i) an annual salary of $169,050, (ii) an annual performance-based cash bonus of up to $33,810, (iii) a performance-based cash bonus of $23,000 received in 1998, (iv) the grant of options for Company Stock as reflected in the tables contained elsewhere in this Proxy Statement, (v) payment by the Company of the exercise price of certain vested options on each year's anniversary of Dr. Usman's appointment, up to $15,000 per year for a total of five years, as long as Dr. Usman is employed by the Company, satisfactory performance is maintained and the shares acquired are not sold until one year after the five year period has ended, and (vi) an interest-free loan of $75,000, given in May 1996, which is forgivable in five equal installments, grossed-up for taxes, as long as Dr. Usman remains employed by the Company. The loan had an outstanding balance of $60,000 as of March 31, 1998. In the event of Dr. Usman's termination of employment by the Company without cause, he will be entitled to six months severance pay at his then current salary.

     In February 1997 the Company entered into an employment agreement with Alene A. Holzman, the Company's Vice President of Business Development and General Manager of Target Validation and Discovery Business, which, as amended, currently provides for (i) an annual salary of $156,900, (ii) an annual performance-based cash bonus of up to $31,380, (iii) a performance-based cash bonus of $19,000 received in 1998, (iv) the grant of options for Company Stock as reflected in the tables contained elsewhere in this Proxy Statement, and (v) an interest-free loan of $75,000, given in June 1997, of which 33% will be forgiven annually, beginning on the first anniversary of Ms. Holzman's employment by the Company, as long as she is employed by the Company. The loan had an outstanding balance of $50,000 as of March 31, 1998. In the event of Ms. Holzman's termination of employment by the Company without cause, she is entitled to six months severance pay at her then current salary.

     In July 1997 the Company entered into an employment agreement with Thomas
H. Rossing, M.D., the Company's Vice President of Product Development, which, as amended, currently provides for (i) an annual salary of $250,650, (ii) an annual performance-based cash bonus of up to $37,600, (iii) a performance-based cash bonus of $22,000 received in 1998, (iv) the grant of options for Company Stock as reflected in the tables contained elsewhere in this Proxy Statement, and (v) an interest-free loan of $100,000, received in September 1997, of which 33% will be forgiven annually, beginning on the first anniversary of Dr. Rossing's employment by the Company, as long as he is employed by the Company. The loan had an outstanding balance of $100,000 as of March 31, 1998. In the event of Dr. Rossing's termination of employment by the Company without cause, he will be entitled to six months severance pay at his then current salary.

     EXECUTIVE BONUS PLAN. The Company's Executive Bonus Plan ("Bonus Plan") was adopted by the Board of Directors in March 1998. The Bonus Plan provides RPI's executive officers the opportunity to earn an annual bonus contingent upon an executive officer's fulfillment of annual goals as determined by RPI's Compensation Committee comprised of three independent directors. The Compensation Committee shall have complete authority in its discretion to establish the goals for each executive officer, interpret all provisions of the Bonus Plan and to make all other determinations necessary or advisable for the administration of the Plan. The Compensation Committee may award each executive officer of RPI an annual bonus comprised of one or more of the following: (i) cash payment, (ii) stock options pursuant to RPI's stock option plans; or (iii) forgiveness of any portion of the principal of interest-free loans provided to the executive officer.

     1996 STOCK OPTION PLAN.    The Company's Incentive Stock Option Plan and
the Non-Qualified Stock Option Plan were adopted by the Board of Directors in December 1992 (collectively the "1992 Plans"). In March 1996 the Company amended, restated and merged the 1992 Plans and named the resulting plan the 1996 Stock Option Plan (the "Plan"). Currently, 1,667,154 shares of the Company Stock are reserved for issuance pursuant to the Plan. As of March 31, 1998 options to purchase 1,243,446 shares of Company Stock were outstanding under the Plan. The Plan will terminate in January 2006, unless sooner terminated by the Board of Directors. The purpose of the Plan is to attract and retain qualified personnel, to provide additional incentives to employees, officers, directors and consultants of the Company; and to promote the success of the Company's business. Pursuant to the Plan, the Company may grant or issue incentive stock options and supplemental (non-qualified) stock options to consultants, employees, officers and directors.

     The Board has delegated administration of the Plan to a Compensation Committee comprised of three independent directors (see "Board Committees and Meetings"). Subject to the limitations set forth in the Plan, the Board or the Compensation Committee has the authority to select the persons to whom grants are to be made, to designate the number of shares to be covered by each option, to determine whether an option is to be an incentive stock option or a non-statutory stock option, to establish vesting schedules, and, subject to certain restrictions, to specify the type of consideration to be paid upon exercise and to specify other terms of the options.

     The maximum term of options granted under the Plan is ten years (five years for an incentive option granted to a person who at that time owns 10 percent of the total combined voting power of all classes of stock). The aggregate fair market value of the stock with respect to which incentive stock options are first exercisable in any calendar year may not exceed $100,000 per optionee; portions in excess of such amount shall be treated as nonstatutory stock options. Options granted under the Plan are non-transferable and generally expire upon the earlier of the stated expiration date or three months after the termination of an optionee's service to the Company (18 months in the event the optionee's employment terminates by reason of death and 12 months in the event the optionee's employment terminates due to disability, or such longer or shorter period specified in the option agreement).

     The Board has discretion in connection with a merger, consolidation, reorganization or similar corporate event where the Company is the surviving corporation to prescribe the terms and conditions for the modifications of the options granted under the Plan. In the event of a dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving corporation, all outstanding options will terminate unless assumed by another corporation.

     No specific vesting schedule is required under the Plan. The exercise price of incentive stock options must equal at least the fair market value of the Common Stock on the date of grant, except that the exercise price of incentive stock options granted to any person who at the time of grant owns stock possessing more than 10 percent of the combined voting power of all classes of stock must be at least 110 percent of the fair market value of such stock on the date of grant. The exercise price on non-statutory stock options under the Plan may be no less than 85 percent of the fair market value of the Common Stock on the date of grant.

     STOCK OPTION PLAN TAX INFORMATION. Options granted under the Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or "non-qualified options."

     An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are satisfied, the Company will not be entitled to any deduction. If the holding periods with respect to incentive stock options are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sales price of the shares. Subject to Section 162(m) of the Code, the Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

     All other options which do not qualify as incentive stock options are referred to as non-qualified or non-statutory options. An optionee will not recognize any taxable income at the time they are granted a non-qualified option. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares purchased over the exercise price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. Subject to Section 162(m) of the Code, the Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a non-qualified option.

     The following table presents certain information concerning individual grants of stock options for Company Stock that were made under the Plan during 1997 to each of the named executives. The table also sets forth the potential realizable values for the stock options based on future appreciation assumptions. There can be no assurance that the values shown in this table will be achieved. No stock appreciation rights were granted in 1997.

                                              OPTION GRANTS IN 1997

                                                 Individual Grants
                          ---------------------------------------------------------------
                           Number of                                                       Potential Realizable Value at
                           Securities      % of Total                                         Assumed Annual Rate of
                           Underlying      Options                                           Stock Price Appreciation
                           Options         Granted to                                           for Option Term(4)
                           Granted (#)(1)  Employees in          Exercise      Expiration  -----------------------------
Name                                         1997(2)            Price($)(3)       Date            5% ($)         10% ($)
----                      ----------------------------------------------------------------------------------------------
Ralph E. Christoffersen        24,450             4.5             11.06        01/02/07        170,064         430,975
                              *60,000            11.2             10.75        03/25/07        405,637       1,027,964
                              *22,500             4.2              8.25        12/09/07        116,739         295,838
                               22,500             4.2              8.25        12/09/07        116,739         295,838
                              -------            ----
                              129,450            24.1

Lawrence E. Bullock           *20,000             3.7             10.75        03/25/07        135,212         342,655
                               *8,750             1.6              8.25        12/09/07         45,398         115,048
                                8,750             1.6              8.25        12/09/07         45,398         115,048
                              -------            ----
                               37,500             6.9

Alene A. Holzman              *30,000             5.6             10.50        04/01/07        198,102         502,029
                               30,000             5.6             10.50        04/01/07        198,102         502,029
                              *10,000             1.8              8.25        12/09/07         51,884         131,484
                               10,000             1.8              8.25        12/09/07         51,884         131,484
                              -------            ----
                               80,000            14.8

Thomas H. Rossing             *50,000             9.3              8.50        07/28/07        267,280         677,340
                               50,000             9.3              8.50        07/28/07        267,280         677,340
                               *3,750             0.7              8.25        12/09/07         19,456          49,306
                                3,750             0.7              8.25        12/09/07         19,456          49,306
                              -------            ----
                              107,500            20.0

Nassim Usman                  *20,000             3.7             10.75        03/25/07        135,212         342,655
                              *12,500             2.3              8.25        12/09/07         64,855         164,355
                               12,500             2.3              8.25        12/09/07         64,855         164,355
                              -------            ----
                               45,000             8.3

--------------------------------
*    The options become 100% vested upon the   completion of certain performance
     milestones.
(1) All options, other than performance based options which are indicated by *, vest in increments of 20% over a five year period and first become exercisable on the first anniversary of the grant date. The options are granted for a term of ten years, subject to earlier termination in certain events related to termination of employment.
(2) The Company granted options representing an aggregate of 538,300 shares to employees of the Company in 1997 under the Plan.
(3) The exercise price of the options is the fair market price of the Company Stock on the date of grant of the options.
(4) In accordance with Securities and Exchange Commission rules, these columns show gains that might exist for the respective options, assuming the market price of Company Stock appreciates from the date of grant over a period of ten years at the annual rate of five and ten percent, respectively. Actual gains realized, if any, are dependent on the future performance of Company Stock and overall market conditions. If the stock price does not increase above the exercise price, compensation to the executive officers will be zero.

      The following table sets forth certain information with respect to the exercise of options to purchase Company Stock in 1997 and the unexercised options held at December 31, 1997, and the value thereof, by the named executive officers.

                      AGGREGATED OPTION EXERCISES IN 1997
                      AND DECEMBER 31, 1997 OPTION VALUES

                                                                                            Number of
                              Number                     Securities Underlying        Value of Unexercised
                            of Shares       Value         Unexercised Options         In-the-Money Options
                           Acquired on     Realized     at December 31, 1997(#)    at December 31, 1997($)(1)
Name                       Exercise(#)         ($)(1)  Exercisable/Unexercisable  Exercisable/Unexercisable
---------------------------------------------------------------------------------------------------------------
Ralph E. Christoffersen         -           -                   76,442 / 173,890           307,260 / 0(2)

Lawrence E. Bullock             -           -                   12,090 / 91,410           17,670 / 100,101

Alene A. Holzman                -           -                      0 / 80,000                 0 / 0(2)

Thomas H. Rossing               -           -                      0 / 107,500                0 / 0(2)

Nassim Usman                    -           -                    27,824 / 87,176          64,358 / 22,714
---------------------------------------------------------------------------------------------------------------

(1) Represents the market value based upon the closing price per share of Company Stock as quoted on the Nasdaq National Market on December 31, 1997 ($8.00 per share), less the option exercise price.
(2) Option exercise price is higher than the $8.00 closing price and therefore the value is zero.


     401(K) PLAN.    As part of its effort to attract and maintain high quality staff, the Company adopted a 401(k) Salary Reduction Plan and Trust (the "401(k) Plan") on June 1, 1992, pursuant to which participating employees may contribute up to a maximum of 20 percent of their salary, subject to IRS limitations. All funds withheld from employees are paid to a trustee who invests for the benefit of members of the 401(k) Plan. In March 1997, the 401(k) Plan was amended to provide that the Company may match the employee's contributions with Company Stock.

     EMPLOYEE STOCK PURCHASE PLAN.    In March 1996 the Company adopted an
Employee Stock Purchase Plan (the "Purchase Plan"), authorizing the issuance of 300,000 shares pursuant to purchase rights granted to employees of the Company. The Purchase Plan provides a means by which employees purchase Company Stock through payroll deductions. The Purchase Plan is implemented by offerings of rights to eligible employees. Generally, each offering is twenty-four months' duration with purchases occurring on each October 31 and April 30 during each offering (except that April 30, 1996, was not a purchase date). The initial offering began on April 11, 1996, and will terminate April 30, 1998. Company Stock is purchased for accounts of employees participating in the Purchase Plan at a price per share equal to the lower of (i) 85 percent of the fair market value of a share of Company Stock on the date of commencement of participation in the offering or (ii) 85 percent of the fair market value of a share of Company Stock on the date of purchase. Generally, all regular employees, including executive officers, may participate in the Purchase Plan and may authorize payroll deduction of up to 15 percent of their base compensation for the purchase of stock under the Purchase Plan. The Company's Board of Directors has the authority to terminate the Purchase Plan at its discretion.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's Compensation Committee (the "Committee"), Messrs. Hartman (Chairman), Morgenthaler and Wiklund, have no interlocking relationships as defined by rules and regulations of the Securities and Exchange Commission.

REPORT BY THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     RESPONSIBILITIES AND OBJECTIVES. The Committee establishes and administers the general compensation policies and plans for the Company and the specific compensation levels for the executive officers and other key employees. The Committee is responsible for conducting, at a minimum, annual reviews of executive compensation and for taking certain actions regarding the compensation of senior executives of the Company. The Committee determines the salary levels for senior executives, and other key employees, and the types and amounts of cash and other bonuses to be distributed to these individuals in accordance with Bonus Plan. The Committee also determines grants of stock options pursuant to the Plan.

     This report is submitted by members of the Committee summarizing their involvement in the compensation decisions and policies adopted by the Company for the Company's executive officers.

     GENERAL POLICY. The Company's executive compensation practices are designed to reward and provide an incentive for executives based on the achievements of annual and long-term corporate and individual performance goals. Compensation levels for executives are established after giving consideration to a variety of quantitative measures including, but not limited to, Company financial and operating performance, peer group comparisons and labor market conditions. Before making decisions, the Committee elicits the recommendations and advice of the CEO regarding appropriate or desired levels of compensation for management personnel generally. The Committee has complete access to all necessary Company personnel records, financial reports and other data, and may seek the advice of experts and analysts.

     The ultimate purpose of the Company's compensation structure is to attract and retain executives of the highest caliber and to motivate these executives to put forth maximum effort toward the achievement of Company goals identified through the strategic planning process of the Board and management. Also, the compensation design emphasizes long-term incentives in the form of stock options that will encourage these individuals to maintain their focus on the paramount importance of long-term shareholder interests.

     COMPONENTS OF COMPENSATION. In evaluating executive compensation, the Committee focuses upon several fundamental components: salary, annual bonus and long-term incentive compensation consisting of stock options. The Committee's recommendations are offered to the full Board of Directors and are ultimately ratified, changed or rejected by the full Board.

     Salary levels for senior executives and other officers are reviewed by the Committee annually. The Company has entered into employment agreements with its executive officers, as amended from time to time, which set forth the salary level for each executive (see "Executive Compensation--Employment Agreements"). In establishing salary levels, the Committee has relied upon salary survey data and other publicly available information. The Committee also considers the experience of each executive officer as well as his or her past performance and expected future performance.

     The annual bonus component of executive compensation has historically been provided to an executive, if and as appropriate, for obtaining pre-determined corporate and individual goals. The Committee typically determines whether annual bonuses will be awarded to executives for attainment of these goals at the end of each year. Pursuant to the Bonus Plan, the Committee may award bonuses comprised of cash, stock options and loan forgiveness based on the executive officer's fulfillment of annual goals previously established by the Committee. At that time, the Committee also sets the performance goals for the upcoming year.

     The third component of the Company's executive compensation strategy is long-term incentive compensation pursuant to which executives receive stock options pursuant to the Plan which are tied to the long-term appreciation of the value of the Company Stock. The Plan offers executives the possibility of future gains depending upon the executives' continued employment by, and contributions to, the Company. The Committee believes that a portion of the total compensation of senior executives over a period of years should consist of such long-term incentive awards (see "Executive Compensation--1996 Stock Option Plan").

     Executive officers of the Company also are permitted to participate in the Purchase Plan which is open to all of the Company's full-time employees. (See "Executive Compensation--Employee Stock Purchase Plan.") The Purchase Plan enables the Company's employees, including executive officers, to acquire Company Stock at a discount to the market price by allocating up to 15 % of their base salary (subject to certain limits) to the acquisition of such stock.

     REVIEW OF EXECUTIVE COMPENSATION. The Committee, in making its recommendations and determinations at year end 1997 regarding executive compensation, was influenced by numerous positive considerations, including achievement of all 1997 corporate goals as set forth in the 1997 budget and planning process.

     In light of the results in 1997, the Committee determined that increases in executive compensation were justifiable, both to reward management for accomplishments to date and to encourage future achievement of both short- and long-term objectives. Accordingly, the Committee approved salary increases and bonuses which it believes reflected appropriate rewards for management's performance in 1997. The Committee also granted stock options to the executive officers (see "Executive Compensation").

     COMPENSATION OF CHIEF EXECUTIVE OFFICER. In assessing appropriate types and amounts of compensation for the Chief Executive Officer, the Committee evaluates both corporate and individual performance. Corporate factors included in the evaluation are (i) market capitalization, (ii) number of products in clinical and preclinical development, (iii) levels and quality of research, and
(iv) current and potential funds raised in equity offerings and collaborations. Individual factors include initiation and implementation of successful business strategic partnerships, maintenance of an effective management team and various personal qualities, including leadership, commitment and professional standing.

     CONCLUSION. For these and other reasons, the Committee recommended an increase in salary for Dr. Christoffersen from $269,500 in 1997 to $285,670 in 1998. In addition, the Committee approved and recommended payment of a $50,000 cash bonus, as well as forgiving the remaining $25,000 of Dr. Christoffersen's loan and grossing up the forgiveness to cover tax liabilities, all payable to Dr. Christoffersen after January 1, 1998. The Committee also granted stock options for 129,450 shares of Company Stock under the Plan to Dr. Christoffersen in 1997 (see "Executive Compensation"). The Committee believes that these compensation amounts and awards reflect appropriate levels given the Company's performance in 1997 and the individual performance of management. The Committee also believes that these awards evidence the Committee's philosophy to emphasize long-term incentive rewards tied to the Company's performance.

     Submitted by the Compensation Committee:  Charles M. Hartman (Chairman)
                                               David T. Morgenthaler
                                               Anders P. Wiklund

COMPANY PERFORMANCE

     The following line graph presents the cumulative total shareholder return for the Company Stock since April 11, 1996, when the Company Stock was listed on the Nasdaq National Market, compared with the Nasdaq Composite (US) index and Nasdaq Biotech index. Trade prices are not always disclosed to management. The graph assumes that $100 was invested on April 11, 1996 and that dividends were reinvested.

                             [CHART APPEARS HERE]


                                                  4/11/96              12/31/96              12/31/97
-----------------------------------------------------------------------------------------------------
RIBOZYME PHARMACEUTICALS, INC.                   $ 100.00             $  110.00             $   80.00
-----------------------------------------------------------------------------------------------------
NASDAQ BIOTECH                                   $ 100.00             $  103.00             $  103.00
-----------------------------------------------------------------------------------------------------
NASDAQ COMPOSITE (US)                            $ 100.00             $  117.00             $  143.00
-----------------------------------------------------------------------------------------------------

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          In connection with the hiring of Dr. Christoffersen, Mr. Bullock, Dr. Usman, Ms. Holzman and Dr. Rossing, the Company has made the following interest-free loans to each individual. (See "Executive Compensation--Employment Agreements.")

Name                                Loan Amount    Remaining Balance(1)
-----------------------------------------------------------------------
Ralph E. Christoffersen, Ph.D.       $250,000(2)  $               -
Lawrence E. Bullock                    75,000(3)             45,000
Nassim Usman, Ph.D.                    75,000(4)             60,000
Alene A. Holzman                       75,000(5)             50,000
Thomas H. Rossing                     100,000               100,000
--------------------------

(1)  As of March 31, 1998.
(2) The Company forgave (i) $50,000 of the outstanding principal amount in June 1993, (ii) $25,000 of the outstanding principal amount in January 1994,
     (iii) $50,000 of the outstanding principal amount in January 1995, (iv) $50,000 of the outstanding principal amount in January 1996, (v) $50,000 of the outstanding principal amount in January 1997, and (vi) $25,000 of the remaining principal in January 1998.
(3) The Company forgave (i) $15,000 of the outstanding principal amount in June 1997, and (ii) $15,000 of the outstanding principal amount in January 1998.
(4)  The Company forgave $15,000 of the outstanding principal amount in June
     1997.
(5)  The Company forgave $25,000 of the outstanding principal amount in March
     1998.

     Chiron Corporation ("Chiron") and the Company granted each other licenses to certain technologies and agreed to undertake research activities pursuant to the Collaborative Research, Development and Commercialization Agreement dated as of July 15, 1994. Chiron (i) purchased 100,000 shares of Company Stock for a purchase price of $3.60 per share, (ii) purchased 107,095 shares of the Company's Series E Preferred Stock for a purchase price of $37.35 per share, and
(iii) purchased a warrant at a price of $4.50 per warrant share (for which Chiron has paid $0.45 per warrant share), exercisable for 444,444 shares of Company Stock for an exercise price of $40.50 per share. In February 1996, the Company amended the warrant issuable to Chiron to reduce the exercise price from $40.50 per share to $22.50 per share. At the time of the closing of the Company's initial public offering in April 1996, Chiron (i) purchased 377,202 shares of Company Stock for $3,640,000 at the initial public offering price less one-half of the underwriting discount, (ii) paid the Company $1,800,000 to complete the purchase of its warrant, and (iii) received 35,127 additional shares of Company Stock pursuant to antidilutive provisions.

     In May 1996, the Company entered into a collaboration with Chiron for the use of ribozymes to characterize gene function. The collaborations give Chiron the right to develop and commercialize products that result from the collaboration, and entitle the Company to receive product development milestone payments and royalties on sales of any such commercial products. Chiron and the Company each pay a portion of the research and development expenses of the collaboration, and the Company agreed to provide Chiron $1.8 million, which was paid in 1996, for research funding related to the proposed collaboration and/or the Chiron Agreement.

     The Company believes that the foregoing transactions were in its best interests. As a matter of policy, these transactions were, and all future transactions between the Company and any of its officers, directors or principal stockholders will be, approved by a majority of the independent members of the Board of Directors, will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be in connection with bona fide business purposes of the Company.

EMPLOYEES

     The Company employed 91 full-time equivalent persons as of December
31, 1997. None of the Company's employees is covered by collective bargaining arrangements, and management considers relations with its employees to be good.


        PROPOSAL 2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     Ernst & Young LLP has served as the Company's independent auditors since 1992 and for the years ended December 31, 1992, through December 31, 1997. At the Annual Meeting, shareholders will be asked to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions. Such representatives of Ernst & Young LLP will also have the opportunity to make a statement if they desire to do so.

     The Board of Directors recommends that shareholders vote FOR RATIFICATION
                                                              ---
OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1998.

                             FILING OF SEC REPORTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers, directors and persons who beneficially own more than 10 percent of the common stock of the Company to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are also required by SEC regulations to furnish the Company with copies of these reports. Based solely on a review of the copies of such reports furnished to the Company, the Company believes that its executive officers, directors and greater than 10 percent beneficial owners complied with all Section 16(a) filing requirements.



                              FINANCIAL STATEMENTS

     An annual report, including financial statements of the Company prepared in conformity with generally accepted accounting principles, is being distributed to all Company shareholders of record and is enclosed herewith. THE COMPANY'S ANNUAL REPORT TO THE SEC ON FORM 10-KSB MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST DIRECTED TO LAWRENCE E. BULLOCK, SECRETARY, 2950 WILDERNESS PLACE, BOULDER, COLORADO 80301.



                            SHAREHOLDERS' PROPOSALS

     It is expected that the 1999 Annual Meeting of Shareholders of the Company will be held on or about May 21, 1999. Any proposals intended to be presented at the 1999 Annual Meeting must be received at the Company's offices on or before December 21, 1998, in order to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to such meeting.


                                 OTHER MATTERS

     The Annual Meeting is called for the purposes set forth in this notice. Management is not aware of any other matter that will come before the meeting. However, if any other business should come before the meeting, your Proxy, if signed and returned, will give to the persons designated in it discretionary authority to vote according to their best judgment. It is the intention of the persons named in the Proxy to vote pursuant to the Proxy in accordance with the recommendations of management.

                                    By Order of the Board of Directors

                                    /s/ LAWRENCE E. BULLOCK

                                    Lawrence E. Bullock, Secretary

Date: April 28, 1998

                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF SHAREHOLDERS
                        RIBOZYME PHARMACEUTICALS, INC.

                                 MAY 22, 1998







                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.


UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE FOLLOWING ITEMS:


                                          FOR ALL NOMINEES         WITHHOLD
                                          LISTED AT RIGHT      AUTHORITY TO VOTE
                                          (EXCEPT AS MARKED    FOR ALL NOMINEES
                                          TO THE CONTRARY).    LISTED AT RIGHT.
(1)   To elect as directors the
      nominees listed below.                    [_]                  [_]


Instruction: TO WITHHOLD AUTHORITY        NOMINEES: Ralph E. Christoffersen
TO VOTE FOR ANY INDIVIDUAL NOMINEE,                 Jeremy L. Curnock Cook
STRIKE A LINE THROUGH THAT NOMINEE'S                Anthony B. Evnin
NAME IN THE LIST AT RIGHT:                          David T. Morgenthaler
                                                    Anders P. Wiklund
                                                    David G. Ichikawa


                                          FOR           AGAINST         ABSTAIN
(2)   To ratify the selection of          [_]             [_]             [_]
      Ernst & Young LLP as independent
      auditors for the Company for the
      year ending December 31, 1998.

(3) In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or matters incidental to the conduct of the meeting.


THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE IT WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

I/WE DO _____ DO NOT _____ EXPECT TO ATTEND THIS ANNUAL MEETING OF SHAREHOLDERS.



Signature of Shareholder(s) ________________________  _________________________

WITNESS my hand this ____ day of ___________________, 1998.


NOTE: (Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, please affix corporate seal. If a partnership, please sign in partnership name by authorized persons. If joint tenants, each joint tenant should sign.)

8888
                                REVOCABLE PROXY

                        RIBOZYME PHARMACEUTICALS, INC.

                    SOLICITED BY THE BOARD OF DIRECTORS FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 22, 1998

        The undersigned holder of common stock of Ribozyme Pharmaceuticals, Inc., a Colorado corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders dated April 28, 1998, and, revoking any proxy heretofore given, hereby appoints Dr. Ralph E. Christoffersen and Dr. Nassim Usman, and each of them, with full power to each of substitution as attorneys and proxies to appear and vote all shares of common stock of the Company registered in the name(s) of the undersigned and held by the undersigned of record as of April 15, 1998, at the Annual Meeting of Shareholders of the Company to be held at the Company's principal office, 2950 Wilderness Place, Boulder, Colorado, on May 22, 1998, at 8:00 a.m., and at any postponements and adjournments thereof, upon the following items as set forth in the Notice of Annual Meeting and to vote according to their discretion on all other matters which may be properly presented for action at the meeting. All properly executed proxies will be voted as indicated.

                (CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE)